Exhibit 10.6

EXECUTION VERSION

March 10, 2023

Fee Letter

Unique Logistics International, Inc.

600 Old Country Rd., Suite 337

Garden City, NY 11530

Attn: Sunandan Ray

Ladies and Gentlemen:

Reference is made to that certain Financing Agreement dated as of even date herewith (as amended, restated, modified or supplemented from time to time, the “Financing Agreement”) by and among Unique Logistics International, Inc. and the other borrowers from time to time party thereto (collectively, the “Borrowers”), the guarantors from time to time party thereto, the lending institutions from time to time party thereto (collectively, the “Lenders”), and Alter Domus (US) LLC (“Alter Domus”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”), regarding the financing described therein (the “Credit Facility”). Capitalized terms used but not defined herein are used with the meanings assigned to them in the Financing Agreement. This letter agreement (“Fee Letter”) is the “Agent Fee Letter” referred to in Section 2.06(b) of the Financing Agreement.

As consideration for Alter Domus’ agreement to serve as the Agent in connection with the Credit Facility, the Borrowers agree, jointly and severally, to pay to Alter Domus the following fees and expenses:

(i) a one-time set-up fee in the amount of Five Thousand and 00/100 Dollars ($5,000.00), which fee shall be due and payable to Alter Domus on the Effective Date; and

(ii) a per annum administration fee (“Admin Fee”) in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00). The Admin Fee shall be due and payable annually, in advance, by the Borrowers to Alter Domus commencing on the Effective Date and continuing on each anniversary of the Effective Date until the earlier to occur of (A) the payment in cash in full of all Obligations (other than any contingent and unasserted indemnification Obligations) owing under the Financing Agreement and the other Loan Documents and (B) when the Financing Agreement and all other Loan Documents are otherwise terminated.

The undersigned agrees that, once paid, the fees or any part thereof payable hereunder and under the Financing Agreement shall not be refundable under any circumstances, regardless of whether the transactions contemplated by the Financing Agreement are consummated. All fees payable hereunder and under the Financing Agreement shall be paid in immediately available funds. Any fee due on a date that is not a Business Day shall be due and payable on the next succeeding Business Day.

Alter Domus (US) LLC

Tel. +1 312 564 5100

225 W. Washington Street, 9th Floor

Chicago, IL 60606

www.alterDomus.com

Unique Logistics International, Inc.

Fee Letter

It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation to provide any financing. Such an obligation will arise only to the extent provided in the Financing Agreement if accepted in accordance with its terms. This Fee Letter may not be amended or waived except by an instrument in writing signed by Alter Domus and the Borrowers. This Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Each of the parties agrees to maintain the confidentiality of the contents of this Fee Letter, except that the contents hereof may be disclosed (a) to its partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of hereof and instructed to keep the contents hereof confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, and (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Fee Letter or any other Loan Document or the enforcement of rights hereunder or thereunder.

[Remainder of Page Intentionally Left Blank]

2

Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Fee Letter.

Very truly yours,

ALTER DOMUS (US) LLC

By:
Name:
Title:

[Signature Page to Fee Letter]

Accepted and agreed to as of the date first above written by:

UNIQUE LOGISTICS INTERNATIONAL, INC.,
as a Borrower

By:
Name:
Title:

[Signature Page to Fee Letter]